EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8/S-3 of our report, dated September 17, 1999, on our audits of the financial statements of U.S. Electricar, Inc., as of July 31, 1999 and 1998, and for each of the three years ended July 31, 1999, which report is included in the Company's Annual Report on Form 10-K for the year ended July 31, 1999. We also consent to the reference to our Firm under the caption, "Experts," in the prospectus.

                                             /s/ Moss Adams LLP

Santa Rosa, California
January 27, 2000